Exhibit 10.2

PARTICIPATION AGREEMENT

This Participation Agreement (this “Agreement”) is made and entered into as of __________, 20__ (the “Effective Date”) by and between [•] (the “Employee”) and ServiceSource International, Inc.  (the “Company”) (each party to this Agreement being a “Party” and together being the “Parties”).

RECITALS

WHEREAS, Employee is employed by the Company or an affiliate of the Company.

WHEREAS, Employee is party to [Name of Agreement] with the Company which entitles Employee to certain severance protections (the “Existing Agreement”).

WHEREAS, the Company has adopted the ServiceSource International, Inc. Executive Severance Plan (the “Severance Plan”), which provides certain severance protections to Severance Plan participants that are or may be more generous than those provided under the Existing Agreement.

WHEREAS, Employee and the Company wish to amend the Existing Agreement to relinquish any and all severance protections that Employee may have thereunder in exchange for (i) the Company designating Employee as a participant in the Severance Plan, and (ii) Employee agreeing to the restrictive covenants therein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, the parties agree as follows:

1.Amendment of Existing Agreement; Designation as Severance Plan Participant.

[1.1Existing Agreement.  The Existing Agreement is hereby amended by deleting Sections _____ of the Existing Agreement in its entirety, as of the Effective Date. No party to the Existing Agreement shall thereafter have any further rights or obligations under Sections __________ of the Existing Agreement.  However, the remainder of the Existing Agreement shall be unamended and shall continue in full force and effect.]1

[1.1 Existing Agreement.  Upon signature of this Agreement, you will be entitled to the enhanced severance terms stipulated in the Plan. The enhanced terms will be inclusive of (and not additional to) all statutory or contractual termination entitlements. All other terms and conditions of employment which are not impacted by this Agreement remain unchanged.] 2

1.2 Participation in the Severance Plan.  The Employee is a Participant in the Severance Plan as of the Effective Date and shall be entitled to the benefits corresponding to [Participant’s status as Chief Executive Officer/Executive Vice President/Senior Vice President, as such title

1 Language for United States Employees.

2 Language for Ireland Employees.

may be changed from time to time]. Employee’s participation in the Severance Plan shall be subject to the terms and conditions of the Severance Plan document, a copy of which has been provided previously to Employee.

2.Agreement to Abide by Restrictive Covenants.  Employee hereby acknowledges that Employee has read the Severance Plan document in its entirety, including the provision of Article VIII thereof which contains certain restrictive covenant obligations applicable to the Employee. Employee acknowledges that those restrictive covenant obligations require Employee to maintain Company confidential information and prohibit Employee for twelve (12) months following termination of employment from (i) soliciting employees of the Company and its affiliates and (ii) competing with the Company and its affiliates, each as more fully set forth in the Severance Plan.  Employee has been given the opportunity to review ARTICLE VIII of the Severance Plan with counsel of Employee’s choice.  Employee hereby acknowledges and agrees that by executive this Agreement, Employee explicitly agrees to be bound by each and every provision of ARTICLE VIII.  Employee is entering into this Agreement willingly and in consideration of the severance protections provided by the Severance Plan, which are or may be more generous than those provided under the Existing Agreement.
3.Miscellaneous.

[3.1Plan Modification.  Notwithstanding anything to the contrary in the Plan, the terms of the Plan shall be inclusive of any statutory termination entitlements or prior existing contractual entitlements.]3

[3.1 / 3.2] At-Will Employment.  Employee acknowledges that nothing in this Agreement, the Severance Plan, or any other policy or procedure at the Company, affects or alters Employee’s at-will employment status at the Company.  In other words, the Company can terminate Employee’s employment at any time, for any reason or no reason, with or without warning, notice, or cause, just as Employee may terminate Employee’s employment on the same basis.

[3.2 / 3.3] Validity and Severability.  The invalidity or unenforceability of any provision of the Agreement shall not affect the validity or enforceability of any other provision of the Agreement, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[3.3 / 3.4] Successors and Assigns.  Employee’s obligations under this Agreement shall bind the Employee’s heirs, executors, and legal representatives.  The rights of the Company under this Agreement shall inure to the benefit of its successors, assigns, and parents.  The Company may assign its rights under this Agreement.

[3.4 / 3.5] Entire Agreement.  This Agreement is the entire agreement between the Parties concerning the subject matter of this Agreement.  The Parties are not relying on any representations other than those set forth in this Agreement concerning the subject matter contained herein.  This

3 Language for Ireland Employees.

Agreement cannot be altered, amended, or modified in any respect, except by a writing duly executed by the Parties.

[3.5Governing Law; Dispute Resolution.  The validity, interpretation, construction and performance of the Agreement shall in all respects be governed by the laws of Colorado, without reference to principles of conflict of law, except to the extent pre-empted by Federal law.

3.6Dispute Resolution and Waiver of Jury Trial. The parties acknowledge and agree that the state and federal courts having jurisdiction in Denver, Colorado shall be the exclusive venue for any action or proceeding regarding this Agreement.  Except as may be specifically provided herein or in the Plan, the prevailing party in any such action or proceeding shall be entitled to reasonable attorneys’ fees and costs.  EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT.  Any dispute under or relating to benefits under the Plan shall be submitted and processed through the Plan’s claims procedures.]4

[3.6Governing Law; Dispute Resolution.  Notwithstanding anything to the contrary in the Plan, he validity, interpretation, construction and performance of the Agreement and the Plan shall in all respects be governed by the laws of Ireland.

3.7Release. In lieu of the Release contained in the Plan, you will execute a settlement agreement that complies with Irish law prior to receiving any payments under the Plan. For the avoidance of doubt, this Section 3.7 is intended to speak to the form of the release/settlement agreement only and all applicable provisions of the Plan referencing a Release will apply.]5

[3.7 / 3.8] Notices.  All notices and all other communications which are required to be given under this Agreement must be in writing and shall be deemed to have been duly given when (i) personally delivered, (ii) mailed by United States registered or certified mail postage prepaid, (iii) sent via a nationally recognized overnight courier service, (iv) sent via facsimile to the recipient, or (v) sent via e-mail to the recipient, in each case (A) if to the Company, to the Company’s General Counsel at the Company’s then-current global headquarters, or to the Company General Counsel’s then-current e-mail or facsimile, and (B) if to Employee, to the most recent contact information on file with the Company.

[Remainder of Page Intentionally Blank]

4 Language for United States Employees.

5 Language for Ireland Employees.

IN WITNESS WHEREOF, the parties hereto have executed this Participation Agreement as of the date first above written.

SERVICESOURCE INTERNATIONAL, INC.

By:
Name:
Title:

EMPLOYEE